UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Amendment No.
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THE GOLDFIELD CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2014
To Our Stockholders:
Notice is hereby given that the Annual Meeting of the Stockholders of The Goldfield Corporation has been called and will be held in the Venezia Room at the Hilton Melbourne Rialto Place, 200 Rialto Place, Melbourne, Florida 32901 on May 29, 2014 at 9:00 a.m. for the following purposes:
1. To elect five directors nominated by the Company’s Board of Directors.
2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.
3. To transact such other business as may lawfully come before the meeting or any adjournment thereof.
Only stockholders of record at the close of business on April 14, 2014 will be entitled to vote at the meeting or any adjournment thereof. The transfer books of the Company will not be closed.
Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders to be Held on May 29, 2014: Notice of Annual Meeting of Stockholders, our Proxy Statement, Proxy Card and our 2013 Annual Report are available at www.goldfieldproxy2014.com
By Order of the Board of Directors
Mary L. Manger
Secretary
Melbourne, Florida
April 28, 2014
Your vote is important.
If you are unable to attend the meeting in person, you are requested by the Board of Directors of the
Company to date, sign, and return the enclosed proxy in the enclosed envelope as soon as possible. No postage is necessary if mailed in the United States. In the event you later decide to attend the meeting, you may revoke your proxy and vote your shares in person. For information about how to obtain directions to attend the meeting and vote in person, please contact Investor Relations at 321-724-1700 or
investorrelations@goldfieldcorp.com.

The Goldfield Corporation
1684 West Hibiscus Boulevard
Melbourne, Florida 32901
(321) 724-1700
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 29, 2014
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goldfield Corporation (the “Company” or “Goldfield”), to be voted at the Annual Meeting of Stockholders of the Company to be held on May 29, 2014 at 9:00 a.m. and at any and all adjournments thereof. The meeting will be held for the purposes set forth in the notice and in this proxy statement. This proxy statement and the accompanying annual report are being mailed to stockholders on or about April 28, 2014.
RECORD DATE, STOCKHOLDERS ENTITLED TO VOTE AND REQUIRED VOTE
Only holders of record of outstanding shares of the Company at the close of business on April 14, 2014 will be entitled to vote at the Annual Meeting of Stockholders on May 29, 2014. As of April 14, 2014 the Company had outstanding 25,451,354 shares of common stock, par value $.10 per share (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting other than the election of directors.
A majority in amount of the stock issued and outstanding shall be requisite at every meeting to constitute a quorum.
Each stockholder entitled to vote at the meeting has the right to vote his shares cumulatively for the election of directors; that is, each stockholder will be entitled to cast as many votes as there are directors to be elected multiplied by the number of shares of Common Stock owned by such stockholder on the record date, and to cast all such votes for one candidate or to distribute such votes among the nominees for the office of director in accordance with his choice. A registered stockholder who wishes to vote by proxy and exercise his cumulative voting rights should indicate in the spaces provided on the proxy card how he wishes to have his votes distributed among the nominees for directors. Beneficial owners must contact the broker, bank, trustee or other nominee through which they own shares in order to obtain directions on how to exercise cumulative voting rights using their voting instruction card or to request a legal proxy in order to vote their shares directly.
For proposal 1, the election of directors requires a plurality of the votes cast for the election of directors; accordingly, the five directorships to be filled at the Annual Meeting will be filled by the five nominees receiving the five highest numbers of votes. “Withheld” votes are not counted in determining whether a plurality of votes was received by a director nominee.
For proposal 2, the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.
SOLICITATION, VOTING AND REVOCATION OF PROXIES
This solicitation is made on behalf of the Board of Directors of the Company. For a description of the expenses incurred by the Company in connection with this solicitation, see “Additional Information” below.
You are requested to sign, date and return the enclosed proxy in the postage-paid envelope provided. If the proxy is signed with a voting direction indicated, the proxy will be voted according to the direction given. If the proxy is signed and no direction is given with respect to a proposal, the proxy will be voted as follows with respect to any such proposal:
1. FOR the election of the nominees for director nominated by the Board;
2. FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2014;
In their discretion, John H. Sottile and Mary L. Manger will be authorized to vote in accordance with their own judgment on such other business as may properly come before the meeting.
Abstentions will be counted to determine the presence of a quorum. Abstentions will not affect the outcome of the election of directors and will have the effect of a vote against the ratification of the appointment of KPMG LLP.

If you hold shares through an account with a bank or broker, the bank or broker may vote your shares on some matters even if you do not provide voting instructions. Brokerage firms have the authority under applicable rules to vote shares on certain matters when their customers do not provide voting instructions, such as proposal 2. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. This means that brokers may not vote your shares on proposal 1 if you have not given your broker specific instructions as to how to vote. Shares represented by “broker non-votes” will be counted for purposes of determining a quorum. Broker non-votes are not counted as voting power present and, therefore are not counted in the votes, and will have no effect, with respect to the election of directors.
Revocation of Proxy
You may revoke the proxy at any time prior to its exercise by duly executing and returning a later dated proxy or by filing a written revocation bearing a later date with the Secretary of the Company. The proxy will also be revoked if you attend the meeting and vote in person.
PROPOSAL 1.
ELECTION OF DIRECTORS
Five directors are to be elected at the Annual Meeting, to serve for a term of one year and until their successors are elected and qualified.
Information About Nominees
Reference is made to the information set forth below under “Security Ownership of Certain Beneficial Owners and Management” as to the stock ownership of the nominees. The following information sets forth with respect to each nominee the office presently held by him with the Company or his principal occupation if not employed by the Company, his prior business experience, the year in which he first became a director of the Company, his age and a discussion of the specific experience, qualifications, attributes and skills that led the Board to conclude that he should serve as a director of the Company.
In addition to the specific information presented below regarding each nominee that led the Board to conclude that he should serve as a director, the Board of Directors believes that all of the director nominees have a reputation for integrity, honesty and adherence to high ethical standards, and that each has demonstrated business acumen and the ability to exercise sound judgment as well as a commitment of service to the Company and the Board.
David P. Bicks, 81, has been a member of the Board of Directors and has served as Chairman of the Audit Committee since 2012. Mr. Bicks has been an attorney since 2012 with Duane Morris LLP and previously was with Dewey & LeBoeuf LLP. Duane Morris in 2012 succeeded Dewey as Corporate Counsel to Goldfield, and Mr. Bicks has led this representation for over forty years. He joined the Dewey predecessor, LeBoeuf, Lamb, Greene & MacRae LLP, in 1966, after having served as a Federal prosecutor in New York (1959-1962) and as Special Counsel to the U.S. Securities and Exchange Commission (1962-1966). He concentrates in corporate and securities law matters and has represented many major corporations in U.S. and international transactions. Mr. Bicks earned his Bachelor’s Degree from Harvard College and his Law Degree from Yale Law School, where he was an Editor of the Yale Law Journal.
The Board of Directors has concluded that Mr. Bicks should continue to serve as a director of the Company because of his long-standing knowledge of Goldfield’s operations and the breadth of high-level experience he brings in legal and financial matters. Due to his broad professional experience in corporate and securities law (including financial reporting and disclosure matters), the Board of Directors determined that Mr. Bicks qualifies as an “audit committee financial expert” under SEC rules.
Harvey C. Eads, Jr., 68, has been a member of the Board of Directors since 1999. Mr. Eads has served as Chairman of the Benefits and Compensation Committee since 2005. He has served on the Audit Committee since 2000, and was chairman from May 2000 until May 2005. He has been a member of the Nominating and Benefits and Compensation Committees since 2001. Mr. Eads served as City Manager of Coral Gables, Florida from 1988 to 2001 and during his tenure, municipal bonds of Coral Gables earned AAA Bond Ratings from both Standard and Poor’s and Moody’s. He has been a commercial real estate investor since November of 2001. Mr. Eads is a graduate of and certified by the UCLA Director Education and Certification Program accredited by ISS, a unit of RiskMetrics Group. Mr. Eads is a graduate of the University of Miami and earned a master’s degree from the University of Oklahoma.
The Board of Directors has concluded that Mr. Eads should continue to serve as a director of the Company because of his broad management, financial and leadership skills and that he qualifies as an “audit committee financial expert” under SEC rules.

John P. Fazzini, 70, has been a member of the Board of Directors since 1984. Mr. Fazzini has served on the Nominating Committee since 1999, the Benefits and Compensation Committee since 1994 and the Audit Committee from 1985 to 2006 and currently serves as a member of the Audit Committee since May 2013. He is a real estate developer and has been President of Bountiful Lands, Inc., a real estate development corporation, since 1980. Mr. Fazzini has actively operated as a real estate broker for over forty years, and as a mortgage broker and title agent for over thirty years. He currently serves on the United States Department of Agriculture Central Florida Resource Conservation and Development Council, the Polk County Housing Authority for over ten years and has served on the Board of the Anasazi Wilderness Foundation in Mesa, Arizona since 1985. Mr. Fazzini was appointed by Governor Lawton Chiles to serve on the Family and Human Services Board from 1992 to 1996. He was also appointed by Governor Bob Martinez to serve on the Central Florida Regional Planning Council from 1987 to 1991. Mr. Fazzini attended the University of Florida and the University of Miami.
The Board of Directors has concluded that Mr. Fazzini should continue to serve as a director of the Company because of his extensive knowledge of our business resulting from his long tenure as a director of the Company and his varied business and management experience.
Danforth E. Leitner, 73, has been a member of the Board of Directors since 1985. Mr. Leitner has served on the Nominating Committee since 1985 and currently serves as Chairman of this Committee. He has been a member of the Audit Committee since 1998 and the Benefits and Compensation Committee since 2001. Mr. Leitner founded The Leitner Company, a real estate sales and appraisal company in North Carolina in 1983 and served as President until his retirement in May of 2002. He served on the Board of Equalization and Review in Henderson County, North Carolina for four years from 1999 to 2002. Prior to his move to North Carolina, Mr. Leitner was a Florida real estate broker and commercial real estate investor from 1973 to 1980 and was a designated member of the Appraisal Institute for 14 years. Mr. Leitner attended the University of Florida.
The Board of Directors has concluded that Mr. Leitner should continue to serve as a director of the Company because of his extensive knowledge of our business resulting from his long tenure as a director of the Company and his varied business and management experience.
John H. Sottile, 66, who serves as Chairman of the Board of Directors, President, and Chief Executive Officer, joined the Company in June of 1971. Before being elected to the Board of Directors and named President and Chief Executive Officer in 1983, Mr. Sottile gained extensive operational experience by managing two of the Company’s former subsidiaries, Tropicana Pools, Inc. and Harlan Fuel Company. In May of 1998, Mr. Sottile was appointed Chairman of the Board of Directors. He has earned a bachelor’s degree from the University of Miami.
The Board of Directors has concluded that Mr. Sottile should continue to serve as a director of the Company because of his broad experience with the Company and his knowledge of the Company’s strengths, challenges and opportunities. He has been primarily responsible for strategic development opportunities at the Company since 1982.
If any of the foregoing nominees should withdraw or otherwise become unavailable, which the Board of Directors does not presently anticipate, it is intended that proxies will be cast for such person or persons as the Board of Directors may designate in place of such nominee or nominees.
Your Board of Directors unanimously recommends a vote “FOR” each of the nominees for re-election as a director.
BOARD OF DIRECTORS
Board Leadership Structure
The Board believes that the Company’s President and Chief Executive Officer is best suited to serve as Chairman of the Board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities for the Company, leading the Board in discussions regarding the Company’s business and industry, and focusing the Board on execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and its industry, while the President and Chief Executive Officer brings Company-specific and industry-specific experience and expertise. The Board believes that the combined role of Chairman and President promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. In light of the active involvement by all of the Company’s independent directors, the Board has not named a lead independent director.
Board of Directors’ Role in Risk Oversight
The Board of Directors primarily is responsible for overseeing the management of the Company’s risk exposure. The Board regularly discusses with management the Company’s major risk exposures, the potential financial impact such risks may have on the Company, and the steps the Company must take to manage any such risks. The Company believes that this is an effective approach for addressing the risks faced and that the Company’s Board leadership structure, which combines the roles of the Chief Executive Officer and the Chairman of the Board of Directors, also supports this approach by providing a greater link between the Board and management.
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
During 2013, the Board of Directors met four times. The Board of Directors has the following committees: an Executive Committee, an Audit Committee, a Benefits and Compensation Committee and a Nominating Committee.
The Executive Committee has and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company. The members of the Executive Committee are John H. Sottile (Chairman of the Committee), Harvey C. Eads, Jr. and Danforth E. Leitner. During 2013, the Executive Committee held two meetings.
The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, that assists the Board of Directors in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements. The Audit Committee also oversees the Company's independent registered public accounting firm's qualifications and independence. The Audit Committee reports on such activities to the full Board of Directors. The Audit Committee consists of David P. Bicks (Chairman of the Committee), Harvey C. Eads, Jr., John P. Fazzini, and Danforth E. Leitner, all of whom are independent, as defined by the NYSE MKT LLC listing standards, which include the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Board of Directors has adopted a written charter which governs the Audit Committee. The Audit Committee Charter, which the Company is in compliance with, is available on the Company’s website at www.goldfieldcorp.com. During 2013, the Audit Committee held five meetings.
Each member of the Audit Committee is able to read and understand fundamental financial statements. The Board of Directors has determined that David P. Bicks and Harvey C. Eads, Jr., are “audit committee financial experts,” as defined by the SEC, based on their experience, training and education.
The Benefits and Compensation Committee reviews the compensation of the executive officers and directors of the Company and makes recommendations to the Board of Directors regarding such compensation. The Benefits and Compensation Committee also administers The Goldfield Corporation 2013 Executive Long-term Incentive Plan (the “2013 Plan”) and has complete discretion in determining the number of shares subject to options and other awards granted to an employee eligible under the 2013 Plan and in determining the terms and conditions pertaining to such options and awards, consistent with the provisions of the 2013 Plan. The members of the Benefits and Compensation Committee are Harvey C. Eads, Jr. (Chairman of the Committee), John P. Fazzini and Danforth E. Leitner, all of whom are independent, as defined by applicable NYSE MKT LLC listing standards. During 2013, the Benefits and Compensation Committee held two meetings. The Benefits and Compensation Committee Charter is available on the Company’s website at www.goldfieldcorp.com.
The Nominating Committee and the Board of Directors has assessed the composition of the Board and has concluded that the Board has a wide range of diversity with regard to professional experience, skills, education, and other attributes that contribute to the Board’s ability to operate in the long-range best interests of the Company’s stockholders, although the Nominating Committee has not adopted a formal policy that addresses the diversity of directors. The Nominating Committee recommends qualified candidates for election or appointment to the Board of Directors of the Company, including the slate of directors that the Board of Directors proposes for election by stockholders at the Annual Meeting. The candidates are evaluated based on their skills and characteristics relative to the skills and characteristics of the current Board of Directors as a whole. The minimum qualifications sought in candidates are integrity, leadership skills and competency required to direct and oversee the Company’s management in the best interest of its stockholders, customers, employees and other affected parties. A third party consultant may be engaged, for a fee, to assist in identifying and evaluating candidates. Additional functions of the Nominating Committee are detailed in the Nominating Committee Charter which is available on the Company’s website at www.goldfieldcorp.com. The Nominating Committee consists of the following members: Danforth E. Leitner (Chairman of the Committee), Harvey C. Eads, Jr. and John P. Fazzini, all of whom are independent, as defined by the NYSE MKT LLC listing standards. During 2013, the Nominating Committee held one meeting.
The Nominating Committee will consider written recommendations for nominees from directors, members of management, stockholders or, in some cases, by a third-party firm. There are no differences in the manner in which the Nominating Committee evaluates nominees for director recommended by stockholders from those recommended by other sources. Such recommendations for the 2015 election of directors, together with a detailed description of the proposed nominee’s qualifications, other relevant biographical information and a method to contact the nominee should the Nominating

Committee choose to do so, should be submitted between January 29, 2015 and February 28, 2015 by: Mary L. Manger, Corporate Secretary, The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901.

DIRECTOR COMPENSATION
Directors who are also employees of the Company are not paid any fees or other remuneration for service on the Board or on any Board committee. Each non-employee director receives $1,000 for each Board meeting attended in person and $500 for attendance at a board meeting by telephone. All non-employee committee members receive $500 for attendance at a committee meeting in person and $250 for attendance at a committee meeting by telephone, except for the Executive Committee for which there is no compensation. Directors are also reimbursed for travel and other out-of-pocket costs associated with their attendance at Board of Directors and Board Committee meetings. Historically, non-employee directors were paid annual cash retainers of $18,000. The retainer was increased to $24,000 effective May 30, 2013. The chairmen of the Audit Committee and of the Benefits and Compensation Committee historically received annual cash retainers of $3,500. These retainers were also increased to $10,000 effective Mary 30, 2013. Both the director and chairmen retainers are payable in monthly installments.
The following table sets forth certain information with respect to the compensation of our non-employee directors for the year ended December 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Total ($)
David P. Bicks	34,292	34,292
Harvey C. Eads, Jr.	35,292	35,292
Jeffrey E. Eberwein (1)	9,500	9,500
John P. Fazzini	27,250	27,250
Danforth E. Leitner	29,000	29,000
Al M. Marino (1)	9,500	9,500

(1) Service on the Board terminated May 30, 2013.

Communication with Directors
Stockholders may communicate concerns with any director, committee or the Board of Directors by writing to the following address: Mary L. Manger, Corporate Secretary, The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to promptly forward all correspondence to the relevant director, committee or the full Board, as indicated in the correspondence.
Meeting Attendance
During 2013, all incumbent directors attended all meetings of the Board of Directors and of the committees on which they served. Directors are expected to attend the annual meeting of stockholders and all directors attended the last annual meeting.
Transactions with Related Parties
In 2013, the Company did not have any related party transactions requiring disclosure.
Messrs. Bicks, Eads, Fazzini, and Leitner are all independent as defined by the NYSE MKT LLC listing standards. Messrs. Eberwein and Marino were independent during the time they served on the Board of Directors until May 2013.

PROPOSAL 2.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee of the Company has appointed the firm of KPMG LLP as its independent registered public accounting firm for the year ending December 31, 2014. If the stockholders should not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment. KPMG LLP (including a predecessor firm, W. O. Daley & Company) has been serving the Company and its subsidiaries for the past 51 years.
A representative of KPMG LLP is expected to be present at this year’s Annual Meeting of Stockholders, at which time the representative will be given an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
Your Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 7, 2014, certain Common Stock ownership information regarding (i) the current nominees and directors and (ii) the directors and the executive officers of the Company serving as of December 31, 2013. As of March 7, 2014, two stockholders, Value Fund Advisors, LLC and John H. Sottile, were known by the Company to be beneficial owners of 5% or more of the outstanding shares of Common Stock. The address of each of the directors and executive officers is c/o The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901.

Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Value Fund Advisors, LLC(3) 15 East 5th Street, Suite 2660, Tulsa, OK 74103	3,036,634	11.93%
David P. Bicks	10,000	*
Harvey C. Eads, Jr.(4)	31,500	*
John P. Fazzini	21,950	*
Danforth E. Leitner	69,730	*
John H. Sottile(5)	1,726,392	6.78%
Stephen R. Wherry	55,000	*
John W. Davis III	—	*
All Directors and Executive Officers as a group (7 in number):	1,914,572	7.52%

*	Less than 1%

(1)
All amounts have been determined as of March 7, 2014 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and include holdings of spouses, children, step-children, parents, step-parents, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) living in the same household, even if beneficial ownership is disclaimed. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after March 7, 2014.

(2)
In accordance with the rules of the SEC, the percentage shown in this column opposite the name of each person has been computed assuming the exercise of any options held by such person or group and that no exercises by others have occurred.

(3)
This information is based upon a Schedule 13D Amendment filed by Value Fund Advisors, LLC (“VFA”) and certain of its affiliates with the Securities and Exchange Commission, dated July 12, 2013 and subsequent Form 4s filed with the SEC. The VFA reporting entities are Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC. VFA has sole voting and dispositive power over 3,036,634 shares.

(4)	Includes 1,130 shares of Common Stock owned by Mr. Eads’ wife.

(5)	Includes 140,400 shares of Common Stock owned by Mr. Sottile’s wife.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Copies of all such reports filed with the SEC are required to be furnished to the Company. Based solely on the Company’s review of the copies of such reports it has received, the Company believes that all of its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the year ended December 31, 2013.
EXECUTIVE COMPENSATION
Objectives of Executive Compensation Program
Our executive compensation program, under the direction of the Benefits and Compensation Committee of the Board of Directors (the “Committee”), is designed to achieve the following objectives:

•	to align the interests and performance of the executive officers with Company performance and the interests of stockholders;

•	to attract, engage and keep key talent;

•	to provide competitive total compensation opportunities at acceptable cost, consistent with industry practice; and

•	to promote the Company’s vision, values, and business strategies.
Each year, the Committee conducts a full review of the Company’s executive compensation program. The annual compensation review permits an ongoing evaluation of the link between the Company’s performance and its executive compensation in the context of the compensation programs of other companies.
Benefits and Compensation Committee
The Committee is composed entirely of directors that the Board of Directors, in its judgment, has determined to have no material relationship with The Goldfield Corporation that would interfere with the exercise of independent judgment and to be independent under the applicable listing standards of the NYSE MKT LLC. The Committee is responsible for the establishment and oversight of the Company’s executive compensation program.
Internal Pay Equity
We do not use “internal pay equity” as a constraint on compensation paid to the Chief Executive Officer or other executives. Such systems typically put a ceiling on part or all of an executive’s compensation based on a specified multiple of compensation awarded to another executive or a class of employees of the company. Management and the Committee do not believe such arbitrary limitations are an appropriate way to make compensation decisions for executives. Instead, we rely on the judgment of the Committee, after considering recommendations from management, available market data and the evaluations of executive performance, in the context of a program that is weighed heavily in favor of performance-based compensation for executive officers.
Elements of Executive Compensation
Our Company’s executive compensation program is intended to reward achievement of both short- and long-term business goals. The key elements of our executive compensation program consist of base salary and the Performance-Based Bonus Plan. The Committee’s policies with respect to each of the elements of the executive compensation program, including the basis for the compensation awarded to Mr. Sottile, are discussed below. While the elements of compensation are described separately below, the Committee considers the total compensation package afforded by our Company when determining each component of the applicable executive officer’s compensation.
Our Company’s executive compensation consists of the following:

•	Base salaries;

•	Performance-based bonus plan;

•	Health and welfare benefits offered to all employees such as health insurance, life insurance and long-term disability;

•	Additional life insurance;

•	401(k) match;

•	Perquisite compensation including use of company-owned vehicles; and

•	Termination benefits for the CEO only.

Incentives play an important role in motivating executive performance and in aligning executive pay practices with the interests of stockholders. The incentives used by our Company are based on financial objectives of importance to the Company, including earnings growth and creation of shareholder value, as well as non-quantitative considerations. In addition, we base certain incentives on measures relating to individual performance, which enables the Committee to differentiate among executives and emphasize the link between personal performance and compensation.
Base Salaries. Executive salaries are designed to attract and retain executive talent and to reward individual performance. Base salaries for new executive officers are determined initially by evaluating the responsibilities of the position held, the experience of the individual and salaries paid in the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions at other companies. Mr. Sottile’s base salary is determined in accordance with the provisions of the Company’s employment agreement with Mr. Sottile, which is described under Narrative Disclosure to Summary Compensation Table–Employee Contracts below.
Performance-Based Bonus Plan. On September 17, 2002, the Board of Directors adopted a Performance-Based Bonus Plan (the “Bonus Plan”), effective January 1, 2002. The Bonus Plan was established as a means of enhancing the Company’s continued growth and profitability through a performance-based compensation program that rewards superior performance. The Bonus Plan was designed to focus a select group of the Company’s executive officers, including Mr. Sottile, and key employees (the “Participants”) on the establishment and implementation of strategic plans that will help ensure the Company’s continued growth, profitability and achievement of superior results by linking a portion of their compensation to the success of the Company. Under the Bonus Plan, the Participants are eligible to receive a bonus, the amount of which is dependent upon the achievement of specific performance goals as determined by the Committee. In general, on an annual basis, the Committee sets performance goals which may include, but are not limited to: stockholder value, pre-tax net income, the participant’s contribution to achieving significant strategic objectives or in the case of subsidiaries, a percentage of the operating income of such subsidiary. For 2013, Mr. Sottile and Mr. Wherry could earn 100% of their respective 2013 base salaries for their bonus awards. Mr. Sottile’s bonus was dependent upon the increase in Goldfield’s share price in 2013, the increase in Goldfield’s net income in 2013 and his overall executive performance in 2013, a non-quantitative factor incorporating an evaluation by the Committee of Mr. Sottile’s leadership, strategic planning, relationship management and human resources management. Mr. Wherry’s bonus was dependent upon the increase in Goldfield’s net income in 2013 and his overall executive performance in 2013, a non-quantitative factor incorporating an evaluation by the Committee of Mr. Wherry’s contributions with respect to financial management, Goldfield’s reporting and internal controls and other compliance initiatives. For 2013, Mr. Davis’ bonus award was calculated as a percentage of the pre-tax earnings of Southeast Power Corporation (“Southeast Power”), the Company’s electrical construction subsidiary, subject to adjustment for certain specified items, and was not dependent upon any other factors. For additional details on the target levels for the performance-based bonus plans see Narrative Disclosure to Summary Compensation Table—Bonus and Non-Equity Incentive Compensation below.
Health and Welfare Benefits. Mr. Sottile, Mr. Wherry, and Mr. Davis (collectively, the "Named Executive Officers") were eligible to participate in our health and welfare plans. These plans are generally available on the same basis to all of our employees who satisfy minimum eligibility requirements, subject to certain differences in contribution levels applicable to the employees of Southeast Power, including Mr. Davis. The long-term disability plan benefits for the Named Executive Officers are similar to the long-term disability plan benefits for officers, full-time corporate headquarters personnel, project managers and operations managers except that the Named Executive Officers receive a benefit percentage of 66 and two-thirds compared to a benefit percentage of 60 for all other eligible employees. Both the life and AD&D insurance plans provide a benefit of $50,000 for all officers, full-time corporate headquarters personnel, project managers and operations managers.
Additional Life Insurance. In addition to the standard term life insurance benefit provided to all officers, full-time corporate headquarters personnel, project managers and operations managers noted above, the Company has provided a flexible premium adjustable life insurance policy to Messrs. Sottile and Wherry under the terminated Employee Benefit Agreements as further described at Compensation Upon Termination below.
401(k) Match. The Named Executive Officers participate in the Company’s 401(k) Plan on the same terms and conditions as all other employees. The plan provides for an employer matching contribution of 50 percent of up to six percent of all eligible contributions.
Other Perquisite Compensation. Other perquisite compensation, which includes use of a company-owned vehicle, are provided to executive officers based on their travel requirements and business development responsibilities. The Committee and the Board believe that given the diverse locations of our electrical construction offices, projects and customers, use of a company-owned vehicle for specified employees, including the Named Executive Officers, is important to achieving our business objectives. The full cost of the company-owned vehicles, including the depreciation, fuel, insurance, maintenance costs, registration and title fees is reported in the 2013 Summary Compensation Table and the value of this benefit (based upon rates established by the Internal Revenue Code) is imputed as income to each of the Named Executive Officers.

Termination Benefits. Our severance arrangement is intended to provide compensation and a fair financial transition for the Chief Executive Officer when an adverse change in his employment status is required due to the needs of the Company or as a result of certain unexpected corporate events. This arrangement also recognizes past contributions by the Chief Executive Officer, who is a long-tenured employee, if he should be asked to leave. These arrangements are intended to allow the Chief Executive Officer to focus on performance, and not on his personal financial situation, in the face of uncertain or difficult times or events beyond his control. If the Chief Executive Officer’s employment is terminated by the Company without cause, or if he terminates his employment for good reason (as defined by the contract), our Chief Executive Officer is entitled to receive, in addition to other benefits, a lump sum cash amount equal to 2.999 times his average W-2 compensation for the five calendar years preceding the calendar year of termination and continued health care benefits, consistent with the Company’s current health care plan, for Mr. Sottile, his spouse and dependents for three years after his termination. In the event of his permanent disability, we may terminate the Chief Executive Officer’s employment upon at least thirty days advance written notice, and in the event of his death, the Chief Executive Officer’s employment shall be deemed terminated on the date of his death. In the case of such a termination of employment due to his death or permanent disability, the Chief Executive Officer or his estate will be entitled to receive, in addition to other benefits, a lump sum cash amount equal to one times his average W-2 compensation for the five calendar years preceding the calendar year of his disability and continued health care benefits, consistent with the Company’s current health care plan, for Mr. Sottile, his spouse and dependents for three years after his termination. Any compensation waived by Mr. Sottile will be included for purposes of calculating his average W-2 compensation under his employment contract. In the event that the payments and benefits Mr. Sottile is entitled to receive in connection with a change of control of the Company would be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, then the amount of such payments would be reduced (but not below zero) to the extent necessary so that no portion of such payments would be subject to the excise taxes.
Compensation Decisions and Results. For the year ended December 31, 2013, the Committee conducted its annual review with the assistance of an outside compensation attorney. The Committee met with this advisor as it deemed appropriate, independent of the Board of Directors and Company management, and the compensation attorney reported directly to the Committee. The annual review included a review of other proxy materials and the general knowledge of the market by each member of the Committee.
Compensation reviews for all executive officers, including Mr. Sottile, are conducted annually and compensation adjustments are made based upon the performance of the Company and of each executive officer, the executive officer’s potential, the scope of the executive officer’s responsibilities and experience, and base salaries for comparable positions at other companies. In assessing the factors described above when making salary adjustments, the Committee considers both financial and non-financial measures.
The Committee developed the individual and corporate goals and objectives relevant to the compensation of each of the Company’s executive officers in 2013, including John H. Sottile, Chairman, President and Chief Executive Officer, evaluated the executive officer’s performance in light of those goals and objectives, and recommended to the Board of Directors the appropriate 2013 compensation on the basis of those evaluations. The total compensation of Mr. Sottile and the Company’s other most highly compensated executive officers is detailed in the Summary Compensation Table below. This process is designed to ensure consistency throughout the executive compensation program.
The specific criteria used by the Committee for 2013 with respect to the executive officers were shareholder value, as measured by the Company’s stock price performance, earnings performance, and overall executive performance, a non-quantitative factor which the Committee assessed for each executive officer based upon the officer’s achievement of non-financial goals. Messrs. Sottile, Wherry and Davis earned bonus awards in the amounts of $268,574.34, $130,000.00 and $409,649.41, respectively, during 2013. Bonuses for Messrs. Sottile,Wherry and Davis were paid in 2014. The criteria and methodology for determining Messrs. Sottile’s, Wherry’s and Davis’ 2013 bonuses were approved at the meeting of the Board of Directors held on December 6, 2012. The bonus awards for Messrs. Sottile, Wherry and Davis were earned based upon the Committee’s assessment of the level of performance of each of these officers with respect to the performance measures established in and for 2013.

Summary Compensation Table
The following table sets forth certain compensation information for the Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus(2) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
John H. Sottile	2013	504,838	252,419	16,155	33,431	(3)	806,843
Chairman, President and Chief Executive Officer	2012	496,199	248,100	248,100	33,384	(4)	1,025,783

Stephen R. Wherry	2013	260,000	130,000	—	23,570	(3)	413,570
Senior Vice President, Treasurer and Chief Financial Officer	2012	230,000	115,000	115,000	21,764	(4)	481,764

John W. Davis III (1)	2013	186,887	—	409,649	26,470	(3)	623,006
President of Power Corporation of America and Southeast Power Corporation

(1)
John W. Davis III was appointed President of Southeast Power, effective January 1, 2013, and President of Power Corporation of America, effective August 29, 2013. Compensation for Mr. Davis for 2013 only has been included in the table above.

(2)
For a discussion of the compensation reported in the Bonus and Non-Equity Incentive Plan Compensation columns, see Narrative Disclosure to Summary Compensation Table—Bonus and Non-Equity Incentive Compensation below. Amounts reported for Messrs. Sottile and Wherry for 2012 were earned and paid in 2012. Bonuses for Messrs. Sottile, Wherry and Davis earned in 2013 were paid in 2014.

(3)
Amounts include (a) employer matching contributions to the Company’s Cash Deferred Profit Sharing Plan (“401(k) plan”) ($7,650 for Mr. Sottile; $7,650 for Mr. Wherry; and $7,650 for Mr. Davis), (b) cost for use of a company-owned vehicle ($15,238 for Mr. Sottile; $14,092 for Mr. Wherry; and $18,820 for Mr. Davis), (c) the economic benefit related to the life insurance policies as described in Narrative Disclosure to Summary Compensation Table—Employee Benefit Agreements below ($10,543 for Mr. Sottile;and $1,828 for Mr. Wherry). Starting in 2000, the Company no longer pays the premiums on these life insurance policies referenced in clause (c) above. Instead, the portion of the premium related to the cost of life insurance is satisfied from the existing cash surrender value of the policies.

(4)
Amounts include (a) employer matching contributions to the Company’s 401(k) plan ($7,500 for Mr. Sottile; and $7,500 for Mr. Wherry), (b) cost for use of a company-owned vehicle ($14,775 for Mr. Sottile; and $12,303 for Mr. Wherry), and (c) the economic benefit related to the life insurance policies under the Employee Benefit Agreements as described in Narrative Disclosure to Summary Compensation Table—Employee Benefit Agreements below ($11,109 for Mr. Sottile; and $1,961 for Mr. Wherry).

Mr. Sottile and Mr. Wherry are all of the executive officers of the Company. Mr. Wherry, 56, has served as Treasurer, Assistant Secretary and Chief Financial Officer of the Company since 1988, Vice President of the Company since 1993 and Senior Vice President of the Company since 2006. Mr. Wherry is a certified public accountant. Mr. Davis, 40, was appointed President of Southeast Power, effective January 1, 2013, and President of Power Corporation of America, effective August 29, 2013 previously served as Chief Operating Officer of Southeast Power since April 2011 and Vice President from June 2009 to December 2012.
Narrative Disclosure to Summary Compensation Table
Employee Benefit Agreements. Beginning in 1989, the Company entered into Employee Benefit Agreements (each, a “Benefit Agreement”) with Messrs. Sottile, and Wherry and certain employees of the Company. Under the terms of each Benefit Agreement, the Company owned life insurance policies that accumulated cash surrender value for the retirement of the employee, at age 65, while also providing a life insurance benefit for the employee. Under the terms of each Benefit Agreement, the Company was entitled to a refund of the lesser of the previously paid premiums or the cash surrender value of the insurance policy, either upon retirement of the employee, the death of the employee or upon the termination of the Benefit Agreement. In 2000, the Company terminated the Benefit Agreements to eliminate the annual insurance premium obligations. Although the Company does not anticipate making any further cash premium payments, the Company will continue to own the policies and has granted each employee the right to name the beneficiary for the death benefits in excess of premiums previously paid by the Company, less any outstanding loans.
Employee Contracts. As of December 31, 2013, Mr. Sottile was the only Named Executive Officer who had an employment agreement with the Company. Mr. Sottile’s employment agreement dated as of November 1, 2001, as restated and amended to date, currently provides for a base salary of $512,419.47, subject to increase in an amount equal to the annual percentage increase in the Consumer Price Index for all urban consumers (the “CPI”). As of December 31, 2013, the agreement provided for continuous employment through January 31, 2016 and automatically extends for an additional three months on the last day of each three-month period, unless Mr. Sottile or the Company gives notice that the employment period shall no longer so extend. For information as to Mr. Sottile’s compensation upon termination of employment, see “Compensation Upon Termination” below.
Base Salaries. Effective January 1, 2014, Mr. Sottile’s annual base salary increased from $504,838.14 to $512,419.47 as the result of the CPI adjustment referred to above. Mr. Wherry’s annual base salary for 2014 increased from $260,000 to $263,904.51.
Bonus and Non-Equity Incentive Compensation. Salaries for Named Executive Officers are set each year by the Committee. In addition, the Committee sets the specific criteria for bonuses and non-equity incentive compensation during the year. For 2013, Mr. Sottile’s non-equity incentive compensation and bonus award limitations were a maximum of 100% of his base salary, as approved by the Board in December 2012. They were dependent upon the following three factors: (1) a target increase in Goldfield’s share price of 20% in 2013 (weighted 25%); (2) a target improvement in Goldfield’s net income (loss) of 15% in 2013 (weighted 25%); and (3) his overall executive performance in 2013 (weighted 50%), a non-quantitative factor incorporating an evaluation by the Committee of Mr. Sottile’s leadership, strategic planning, relationship management and human resources management. The award related to factors (1) and (2) is classified as non-equity incentive compensation on the Summary Compensation Table and the award related to factor (3) is classified as bonus on the Summary Compensation Table. Mr. Wherry’s non-equity incentive compensation and bonus award limitations were a maximum of 100% of his base salary, as approved by the Board in December 2012. They were dependent upon the following two factors: (1) a target improvement in Goldfield’s net income (loss) of 15% in 2013 (weighted 50%); and (2) his overall executive performance in 2013 (weighted 50%), a non-quantitative factor incorporating an evaluation by the Committee of Mr. Wherry’s contributions with respect to financial management, Goldfield’s reporting and internal controls and other compliance initiatives. The award related to factor (1) is classified as non-equity incentive compensation on the Summary Compensation Table and the award related to factor (2) is classified as bonus on the Summary Compensation Table. For 2013, Mr. Davis' non-equity incentive compensation award was calculated as 3.50 percent of the pre-tax earnings of Southeast Power Corporation, subject to adjustment for certain specified items, and was not dependent upon any other factors. The entire award is classified as non-equity incentive compensation on the Summary Compensation Table.

Equity Compensation Plan Information
As of December 31, 2013, we have one equity compensation plan, the 2013 Plan, that was previously approved by our stockholders. No shares have been issued under this plan and there are no outstanding options, warrants or rights. 1,250,000 shares remain available for future issuances. We do not have any equity compensation plans not previously approved by our stockholders.
Compensation Upon Termination
Mr. Sottile is the only Named Executive Officer with an employment contract as of December 31, 2013. Under Mr. Sottile’s employment contract, he will receive certain compensation in the event the Company terminates his employment without cause or if Mr. Sottile terminates his employment for good reason, which per the contract means (i) the Company fails to provide the compensation or benefits provided for under his employment contract, (ii) a material diminution of Mr. Sottile’s position or title or in the nature of his responsibilities, (iii) a successor fails to assume the contract, (iv) the Company materially breaches the contract, (v) the relocation of Mr. Sottile, or (vi) a change in control of the Company. A change in control, as defined in the employment contract, means (i) the acquisition by an individual, entity, or group of 20% or more of the combined voting power of the Company’s then outstanding Common Stock, (ii) consummation of a merger or similar transaction or a sale, lease or other transfer of all or substantially all of the Company’s assets, unless the Company’s stockholders immediately prior to the transaction beneficially own at least 80% of the outstanding Common Stock and voting power of the resulting corporation in substantially the same proportions as before the transaction, or (iii) a change in a majority of the Board of Directors who were neither nominated by a majority of the directors on the Board as of November 30, 2001 nor appointed or endorsed by directors so nominated. Specifically, in any of these events, Mr. Sottile is entitled to receive a lump sum cash amount equal to 2.999 times his average W-2 compensation for the five calendar years preceding the calendar year of termination, a lump sum cash payment of a prorated portion of his annual Performance-Based Bonus and continued health care benefits for three years after termination. In the event of his permanent disability, the Company may terminate Mr. Sottile’s employment upon at least thirty days advance written notice, and in the event of his death, Mr. Sottile’s employment shall be deemed terminated on the date of his death. In the case of such a termination of employment due to his death or permanent disability, Mr. Sottile or his estate will be entitled to receive a lump sum cash amount equal to one times his average W-2 compensation for the five calendar years preceding the calendar year of his disability, a lump sum cash payment of a prorated portion of his annual Performance-Based Bonus and continued health care benefits for three years after termination. Any compensation waived by Mr. Sottile will be included for purposes of calculating his average W-2 compensation under his employment contract. In the event that the payments and benefits Mr. Sottile is entitled to receive in connection with a change of control of the Company would be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, then the amount of such payments would be reduced (but not below zero) to the extent necessary so that no portion of such payments would be subject to the excise taxes.
If the Company had terminated Mr. Sottile’s employment without cause or if Mr. Sottile had terminated his employment for good cause on December 31, 2013, Mr. Sottile would have received the following severance benefits under his employment agreement: (1) a lump sum payment of $2,044,837, consisting of his average W-2 compensation for the five calendar years preceding the calendar year of termination (including any waived compensation) times 2.999, (2) a lump sum payment of $268,574, consisting of his current year Performance-Based Bonus, (3) a lump sum payment of $38,834 consisting of his accrued vacation, and (4) continued health care benefits for his spouse and dependents for three years following termination valued at approximately $48,547.
If the Company had terminated Mr. Sottile’s employment due to disability on December 31, 2013, Mr. Sottile would have received the following severance benefits under his employment agreement: (1) a lump sum payment of $681,840, consisting of his average W-2 compensation for the five calendar years preceding the calendar year of termination (including any waived compensation), times one, (2) a lump sum payment of $268,574, consisting of his current year Performance-Based Bonus, (3) a lump sum payment of $38,834 consisting of his accrued vacation, (4) continued health care benefits for his spouse and dependents for three years following termination valued at approximately $48,547, and (5) long-term disability insurance payments until age 70 of $15,000 per month.
If Mr. Sottile’s employment was terminated due to death on December 31, 2013, Mr. Sottile’s estate would have received the following benefits under his employment agreement: (1) a lump sum payment of $681,840, consisting of his average W-2 compensation for the five calendar years preceding the calendar year of termination (including any waived compensation), times one, (2) a lump sum payment of $268,574, consisting of his current year Performance-Based Bonus, (3) a lump sum payment of $38,834 consisting of his accrued vacation, (4) continued health care benefits for his spouse and dependents for three years following termination valued at approximately $48,547, (5) a lump sum payment of $50,000 in Company provided life insurance, and (6) a lump sum payment of $2,610,360 in additional life insurance.
Messrs. Wherry and Davis do not have employment contracts. As of December 31, 2013, Messrs. Wherry and Davis were eligible for certain benefits upon termination due to death or disability. If the Company had terminated Mr. Wherry’s employment due to disability on December 31, 2013, Mr. Wherry would have received the following severance benefits: (1) a lump sum payment of $130,000, consisting of his current year Performance-Based Bonus, (2) a lump sum payment of $27,500 consisting of his accrued vacation, and (3) long-term disability insurance payments until age 70 of $15,000 per month. If the Company had terminated Mr. Davis’ employment due to disability on December 31, 2013, Mr. Davis would have received the following severance benefits: (1) a lump sum payment of $409,649, consisting of his current year Performance-Based Bonus, (2) a lump sum payment of $16,173 consisting of his accrued vacation, and (3) long-term disability insurance payments until age 70 of $15,000 per month. If Mr. Wherry’s employment was terminated due to death on December 31, 2013, Mr. Wherry’s estate would have received the following benefits: (1) a lump sum payment of $130,000, consisting of his current year Performance-Based Bonus, (2) a lump sum payment of $27,500 consisting of his accrued vacation, (3) a lump sum payment of $50,000 in Company provided life insurance, and (4) a lump sum payment of $919,717 in additional life insurance. If Mr. Davis’ employment was terminated due to death on December 31, 2013, Mr. Davis’ estate would have received the following benefits: (1) a lump sum payment of $409,649, consisting of his current year Performance-Based Bonus, (2) a lump sum payment of $16,173 consisting of his accrued vacation, and (3) a lump sum payment of $50,000 in Company provided life insurance.

AUDIT COMMITTEE REPORT AND FEE INFORMATION
Audit Committee Report
The Board of Directors appoints an Audit Committee each year to review the Company’s financial matters. Each member of the Company’s Audit Committee meets the independence requirements set by NYSE MKT LLC.
The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2013.  The Audit Committee also discussed all the matters required by professional auditing standards to be discussed with the Company's independent registered public accounting firm, KPMG LLP and solely among themselves. The Audit Committee received a written disclosure and the letter from KPMG LLP as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with KPMG LLP its independence.  Based on its review and discussions, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report to stockholders and that the Company's Annual Report on Form 10‑K for the year ended December 31, 2013 be filed with the Securities and Exchange Commission.
David P. Bicks, Chairman
Harvey C. Eads, Jr.
John P. Fazzini
Danforth E. Leitner

Audit Fees
The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company annual financial statements included in the Form 10-K and the reviews of the quarterly financial statements included in the Form 10-Q for the years ended December 31, 2013 and 2012 and for the audit of the Company’s subsidiary, Southeast Power, were $214,600 and $199,421, respectively.
Audit-Related Fees
The aggregate fees billed for assurance and related services rendered by KPMG LLP were $2,700 and $2,650 in the years ended December 31, 2013 and 2012, respectively, comprising of a state licensure audit report.
Tax Fees
There were no professional tax services rendered by KPMG LLP during the years ended December 31, 2013 or 2012.
All Other Fees
There were no other fees billed by KPMG LLP during the years ended December 31, 2013 or 2012.
Pre-approval Policy
To safeguard the continued independence of the Company’s independent registered public accounting firm, the Audit Committee has established a policy which requires all audit and non-audit services, subject to a de minimis exception pursuant to SEC Regulation S-X Rule 2-01(c)(7)(i)(C), to be performed by the Company’s independent registered public accounting firm, to be pre-approved by the Audit Committee prior to such services being performed. The policy also prohibits the Company’s independent registered public accounting firm from providing any services which would impair the accounting firm’s independence. The Audit Committee has delegated the pre-approval authority to the Audit Committee Chairman. The Chairman or member(s) to whom authority is delegated is to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibilities to pre-approve services.
All audit services performed by the Company’s independent registered public accounting firm during the year ended December 31, 2013 were approved by the Board of Directors following recommendation of such approval by the Audit Committee.

ADDITIONAL INFORMATION
The Company will pay the cost of soliciting proxies and will reimburse all bankers, brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy materials to the beneficial owners of the shares. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone, facsimile or other means by regular employees of the Company with no specific additional compensation to be paid for such services. Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, has been retained to assist in the solicitation of proxies at a cost not to exceed $7,000 plus out-of-pocket expenses.
OTHER MATTERS
Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will have the discretion to vote on such matters according to their best judgment.
2015 STOCKHOLDER PROPOSALS
To be considered for inclusion in the proxy statement relating to the 2015 Annual Meeting, stockholder proposals must be received by the Company no later than December 29, 2014, unless the Company changes the date of the 2015 Annual Meeting by more than 30 days from the date of this year’s meeting, in which case the Company will provide a revised deadline in one of the Company’s quarterly reports on Form 10-Q.
In addition, the Company’s Amended and Restated Bylaws, as amended, require timely advance written notice to the Company by any stockholder who intends to nominate a director to the Company’s Board of Directors or to bring any other business before any meeting of the stockholders of the Company. Notice will be considered timely for the 2015 Annual Meeting if it is submitted not earlier than January 29, 2015 and not later than February 28, 2015.
IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS
The Securities and Exchange Commission has adopted rules that allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. This is known as “householding.”
If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you (or from one of these other shareholders), you and all other shareholders who have your last name and live at the same address will receive only one copy of any of our annual report, proxy statement for our Annual Meeting of Stockholders, proxy statement we file and deliver in connection with any other meeting of shareholders, proxy statement combined with a prospectus or information statement. We will include with the householded materials for our annual meetings, or any other shareholders’ meeting, a separate proxy card for each registered shareholder who shares your last name and lives at your address.
If you do not wish to participate in the householding program, please contact our transfer agent, American Stock Transfer & Trust Company, at 1-800-937-5449 to “opt-out” or revoke your consent. If you “opt-out” or revoke your consent to householding, each primary account holder residing at your address will receive individual copies of the Goldfield proxy statement, annual report and other future stockholder mailings.
If you do not object to householding, (1) you are agreeing that your household will only receive one copy of future Goldfield stockholder mailings, and (2) your consent will be implied and householding will start 60 days after the mailing of this notice, to the extent you have not previously consented to participation in the householding program. Your affirmative or implied consent to householding will remain in effect until you revoke it. Goldfield shall begin sending individual copies of applicable security holder communications subject to householding rules to a security holder within 30 days after revocation by the security holder of prior affirmative or implied consent. Your participation in the householding program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials.
Most banks and brokers are delivering only one copy of the annual report and proxy statement to consenting street-name stockholders (stockholders who own shares in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. Those street-name stockholders who wish to receive separate copies may do so by contacting their bank or broker or other holder of record.
By Order of the Board of Directors
Mary L. Manger
Secretary
Dated:
April 28, 2014
*        *        *
The Annual Report to Stockholders for the year ended December 31, 2013, which includes financial statements, is being mailed concurrently to stockholders. The Annual Report does not form any part of the material for the solicitation of proxies.
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the Securities and Exchange Commission is available without charge to those stockholders who would like more detailed information concerning the Company. If you would like a copy of the Form 10-K, please write to: The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901. You may also obtain the Form 10-K and other recent filings with the Securities and Exchange Commission from our website, www.goldfieldcorp.com.
Under rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. You may access the following information as of the date the proxy materials are first sent to our stockholders at www.goldfieldproxy2014.com, which does not have “cookies” that identify visitors to the site: Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and our 2013 Annual Report.
Additional information about the Company, including its Code of Ethics for its executive officers and Business Conduct policies for all of its officers, directors and employees, is available through the Company’s website at www.goldfieldcorp.com.

THE GOLDFIELD CORPORATION  P R O X Y  Annual Meeting of Stockholders to be held on May 29, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints John H. Sottile and Mary L. Manger, and each of them, jointly and severally, proxies, with full power of substitution, and hereby authorizes each or either of them to vote, as designated on the reverse side of this proxy, all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Goldfield Corporation to be held at the Venezia Room at the Hilton Melbourne Rialto Place, 200 Rialto Place, Melbourne, FL 32901 on May 29, 2014 at 9:00 a.m., and at any adjournment or postponement thereof, and confers discretionary authority upon each such proxy to vote upon any other matters as may be properly brought before the meeting. (THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.)

This proxy card, when properly executed, will be voted in the manner directed herein. If this proxy card is returned executed with no direction given, the proxies will vote in accordance with the recommendations of the Board of Directors on all matters listed on this proxy card, and at their discretion on any other matters that may properly come before the meeting.
(Continued and to be signed on the reverse side)
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ANNUAL MEETING OF STOCKHOLDERS OF
THE GOLDFIELD CORPORATION
May 29, 2014
GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 29, 2014:
Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and
2013 Annual Report are available at www.goldfieldproxy2014.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
For information about how to obtain directions to attend the meeting and vote in person, please contact Investor Relations at 321-724-1700 or investorrelations@goldfieldcorp.com.
  Please detach along perforated line and mail in the envelope provided.

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
Your Board of Directors recommends a vote FOR all nominees for director listed below. If no direction is given, the proxy will be voted FOR all nominees for director listed below.				Your Board of Directors recommends a vote FOR Proposal 2. If no direction is given, the proxy will be voted FOR Proposal 2.
1. ELECTION OF DIRECTORS
NOMINEES:
☐	FOR ALL NOMINEES	David P. Bicks			FOR	AGAINST	ABSTAIN
		Harvey C. Eads, Jr.		2. RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	John P. Fazzini
Danforth E. Leitner
John H. Sottile
☐	FOR ALL EXCEPT (See instructions below)
To cumulate votes, place the number of votes for a nominee on the line provided after the nominee's name.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

NOTE: In their discretion, the proxies named on the reverse side are authorized to vote in accordance with their own judgment on such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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